UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 4, 2017

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851
(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 4, 2017, MetLife, Inc. (“MetLife”) distributed 96,776,670 shares of Brighthouse Financial, Inc.’s (“Brighthouse”) common stock, representing approximately 80.8% of those shares, on a pro rata basis to MetLife’s common shareholders (the “Distribution”). The record date for the Distribution was 5:00 p.m., New York City time, on July 19, 2017. MetLife common shareholders received one share of Brighthouse common stock for every 11 shares of MetLife common stock they owned. MetLife common shareholders who owned less than 11 shares of common stock, or who would otherwise have received fractional shares, will receive cash. MetLife retained 22,996,436 shares of Brighthouse common stock. Brighthouse common stock began trading on The NASDAQ Stock Market LLC under the symbol “BHF” on August 7, 2017.

Prior to the Distribution, Brighthouse was a wholly-owned subsidiary of MetLife. Brighthouse, through its subsidiaries, is a provider of life insurance and annuity products in the United States through independent distribution channels and marketing arrangements. Its subsidiaries include Brighthouse Life Insurance Company, Brighthouse Life Insurance Company of NY, New England Life Insurance Company, and other entities. Brighthouse’s Registration Statement on Form 10, as amended, more fully describes its assets.

Item 8.01 Other Events.

The following MetLife unaudited pro forma condensed consolidated financial statements, giving effect to the Distribution, are being filed and incorporated herein by reference:

(i) unaudited pro forma condensed consolidated balance sheet as of June 30, 2017;

(ii) unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and for the years ended December 31, 2016, 2015 and 2014; and

(iii) notes to unaudited pro forma condensed consolidated financial statements.

MetLife disclosed in its quarterly report on Form 10-Q for the quarter ended June 30, 2017 that it anticipated 2017 third quarter realized net investment losses of approximately $900 million, net of income tax, related to the separation of Brighthouse (the “Separation”). MetLife now anticipates 2017 third quarter realized net investment losses of approximately $1.4 billion, net of income tax, related to the Separation. These losses include: (i) tax-related charges; (ii) previously deferred inter-company losses realized upon Separation; (iii) losses on MetLife’s retained investment in Brighthouse; and (iv) partially offsetting Separation tax benefits. The increase of $500 million, net of income tax, from the anticipated amount disclosed in the Form 10-Q includes approximately $350 million previously treated as an offset to investment losses and approximately $150 million related to the impact of Brighthouse’s opening stock price of $62.75 on MetLife’s retained investment. MetLife’s 2017 third quarter realized net investment losses will be affected by, among other things, changes in the market price of Brighthouse’s common stock and market volatility in investment assets, and are not reliably predictable.

Item 9.01 Financial Statements and Exhibits.

99.1	MetLife, Inc. unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 and unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and for the years ended December 31, 2016, 2015 and 2014, together with notes to unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina
	Name:	Jeannette N. Pina
	Title:	Vice President and Secretary

Date: August 9, 2017

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1

MetLife, Inc. unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 and unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and for the years ended December 31, 2016, 2015 and 2014, together with notes to unaudited pro forma condensed consolidated financial statements.